                              OFFICE BUILDING LEASE




                                 by and between




                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
                                  as Landlord,



                                       and



                             TRACTOR SUPPLY COMPANY,
                                    as Tenant




                                 FINANCIAL PLAZA
                                200 POWELL PLACE
                              BRENTWOOD, TENNESSEE


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                                                  TABLE OF CONTENTS

SCHEDULE..........................................................................................................1


1.       DEMISE AND TERM..........................................................................................2

2.       RENT.....................................................................................................3
         A.       Definitions.....................................................................................3
         B.       Components of Rent..............................................................................4
         C.       Payment of Rent.................................................................................5

3.       USE      ................................................................................................6

4.       CONDITION OF BUILDING....................................................................................6

5.       BUILDING SERVICES........................................................................................7
         A.       Basic Services..................................................................................7
         B.       Electricity.....................................................................................7
         C.       Telephones......................................................................................7
         D.       Additional Services.............................................................................8
         E.       Failure or Delay in Furnishing Services.........................................................8

6.       RULES AND REGULATIONS....................................................................................8

7.       CERTAIN RIGHTS RESERVED TO LANDLORD......................................................................8

8.       MAINTENANCE AND REPAIRS..................................................................................9

9.       ALTERATIONS..............................................................................................9
         A.       Requirements....................................................................................9
         B.       Liens..........................................................................................10

10.      INSURANCE...............................................................................................11
         A.       Tenant's Insurance.............................................................................11
         B.       Landlord's Insurance...........................................................................11
         C.       Risk of Loss...................................................................................12

11.      INDEMNIFICATION/HOLD HARMLESS...........................................................................12

12.      FIRE OR OTHER CASUALTY..................................................................................12
         A.       Destruction of the Building....................................................................12
         B.       Damage to the Building.........................................................................12
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

13.      CONDEMNATION............................................................................................14

14.      ASSIGNMENT AND SUBLETTING...............................................................................14
         A.       Landlord's Consent.............................................................................14
         B.       Standards for Consent..........................................................................15
         C.       Recapture......................................................................................15
         D.       Assignment or Sublet to Successor..............................................................16

15.      SURRENDER...............................................................................................16

16.      DEFAULTS AND REMEDIES...................................................................................16
         A.       Default........................................................................................16
         B.       Right of Re-Entry..............................................................................17
         C.       Termination of Right to Possession.............................................................17
         D.       Termination of Lease...........................................................................17
         E.       Other Remedies.................................................................................17
         F.       Bankruptcy.....................................................................................18
         G.       Waiver of Trial by Jury........................................................................18
         H.       Venue..........................................................................................18

17.      HOLDING OVER............................................................................................18

18.      [INTENTIONALLY OMITTED].................................................................................18

19.      [INTENTIONALLY OMITTED].................................................................................18

20.      ESTOPPEL CERTIFICATE....................................................................................18

21.      SUBORDINATION...........................................................................................19

22.      QUIET ENJOYMENT.........................................................................................19

23.      BROKER 19

24.      NOTICES 20

25.      MISCELLANEOUS...........................................................................................20
         A.       Successors and Assigns.........................................................................20
         B.       Entire Agreement...............................................................................20
         C.       Time of Essence................................................................................21
         D.       Execution and Delivery.........................................................................21
         E.       Severability...................................................................................21
         F.       Governing Law..................................................................................21
         G.       Attorneys' Fees................................................................................21
         H.       [intentionally omitted]........................................................................21
         I.       Joint and Several Liability....................................................................21
         J.       Force Majeure..................................................................................21
         K.       Captions.......................................................................................21
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

         L.       No Waiver......................................................................................21
         M.       ERISA..........................................................................................22
         N.       Limitation of Liability........................................................................22
         O.       Signage........................................................................................22
         P.       Sensation of Business..........................................................................23

26.      SPECIALTY EQUIPMENT.....................................................................................23

27.      RIGHT TO TERMINATE......................................................................................24

28.      OPTIONS TO EXTEND.......................................................................................25
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                                                         iii

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                                         OFFICE BUILDING LEASE
                                         ---------------------


        THIS OFFICE BUILDING LEASE ("Lease") is made as of the 22 day of January, 2004, between THE
PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("LANDLORD"), and TRACTOR SUPPLY
COMPANY, a Delaware corporation ("TENANT"), for the building commonly known as Financial Plaza located at 200 Powell Place, Brentwood, Tennessee (such building, together with the land upon which it is situated and common areas, including sidewalks, parking areas and landscaped areas, being herein referred to as the "BUILDING"). The following schedule (the "SCHEDULE") sets forth certain basic terms of this Lease:

                                               SCHEDULE

1.      Commencement Date:                       the earlier to occur of (a) July 1, 2004, (b) the date
                                                 the Work (as defined in the Workletter attached hereto as
                                                 Exhibit A (the "WORKLETTER")) is substantially completed
                                                 (as defined in the Workletter) and (c) the date Tenant
                                                 first occupies the Building for the conduct of business

2.      Expiration Date:                         the day before the eighth (8th) anniversary of the
                                                 Commencement Date

3.      Rentable Square Feet of the Building:    approximately 98,049 square feet

4.      Base Rent:

        ================================================== ====================== =======================
                                                                  MONTHLY                 ANNUAL
                             PERIOD                              BASE RENT              BASE RENT
        -------------------------------------------------- ---------------------- -----------------------
        From the Commencement Date to the day before the        $132,774.69           $1,593,296.28
        1st anniversary of the Commencement Date*
        -------------------------------------------------- ---------------------- -----------------------

        From the 1st anniversary of the Commencement Date
        to the day before the 2nd anniversary of the
        Commencement Date                                       $135,430.18           $1,625,162.16
        -------------------------------------------------- ---------------------- -----------------------
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        ================================================== ====================== =======================
                                                                  MONTHLY                 ANNUAL
                             PERIOD                              BASE RENT              BASE RENT
        -------------------------------------------------- ---------------------- -----------------------
        From the 2nd anniversary of the Commencement
        Date to the day before the 3rd anniversary of           $138,138.78           $1,657,665.36
        the Commencement Date
        -------------------------------------------------- ---------------------- -----------------------

        From the 3rd anniversary of the Commencement
        Date to the day before the 4th anniversary of           $140,901.56           $1,690,818.72
        the Commencement Date
        -------------------------------------------------- ---------------------- -----------------------

        From the 4th anniversary of the Commencement
        Date to the day before the 5th anniversary of           $143,719.59           $1,724,635.08
        the Commencement Date
        -------------------------------------------------- ---------------------- -----------------------

        From the 5th anniversary of the Commencement
        Date to the day before  the 6th anniversary of          $146,593.98           $1,759,127.76
        the Commencement Date
        -------------------------------------------------- ---------------------- -----------------------

        From the 6th anniversary of the Commencement
        Date to the day before the 7th anniversary of           $149,525.85           $1,794,310.32
        the Commencement Date
        -------------------------------------------------- ---------------------- -----------------------

        From the 7th anniversary of the Commencement
        Date to the Expiration Date                             $152,516.38           $1,830,196.56
        ================================================== ====================== =======================

5.      Base Year:                               2004

6.      Brokers:                                 Colliers Turley Martin Tucker and Eakin Partners

        1.      DEMISE AND TERM. Landlord leases to Tenant and Tenant leases from Landlord the Building, subject to the covenants and conditions set forth in this Lease, for a term (the "TERM") commencing on the date (the "COMMENCEMENT DATE") described in Item 1 of the Schedule and expiring on the date (the
"EXPIRATION DATE") described in Item 2 of the Schedule, unless extended or terminated earlier as otherwise provided in this Lease.
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                                                   2

2.      RENT.

        A. DEFINITIONS. For purposes of this Lease, the following terms shall have the following meanings:

                (i) "BASE YEAR" shall mean the year set forth in Item 2 of the Schedule. Landlord and Tenant acknowledge that Tenant will not be occupying the Building for the entire Base Year and, accordingly, certain Expenses will not be incurred for the entire Base Year. Accordingly, Landlord and Tenant agree to make an appropriate adjustment of Expenses for the Base Year which vary with the period and level of occupancy to reflect a fully occupied Building for the entire Base Year.

                (ii) "EXPENSES" shall mean all expenses, costs and disbursements (other than Taxes) paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement and repair of the Building, including exterior common areas. Expenses shall not include: (a) costs of tenant alterations; (b) costs of capital improvements (except for costs of any capital improvements
        (1) made or installed (or service agreement or lease entered into) for the purpose of reducing Expenses or improving the operating efficiency of any system within the Building (provided, however, that such costs shall not exceed the reduction in expenses attributable to such capital improvements, service agreement or lease) or (2) made or installed pursuant to governmental requirement or insurance requirement, which costs shall be amortized by Landlord in accordance with sound accounting and management principles); (c) interest and principal payments on mortgages (except interest on the cost of any capital improvements for which amortization may be included in the definition of Expenses) or any rental payments on any ground leases (except for rental payments which constitute reimbursement for Taxes and Expenses); (d) advertising expenses and leasing commissions; (e) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise, except through Adjustment Rent (hereinafter defined); (f) legal expenses of negotiating leases; (g) salaries and fringe benefits of employees above the grade of building manager; or (h) depreciation expenses on any fixed assets. Expenses shall be determined on a cash or accrual basis, as Landlord may elect, based on generally accepted accounting principles, consistently applied.

                (iii) "RENT" shall mean Base Rent, Adjustment Rent and any other sums or charges due by Tenant hereunder.

                (iv) "TAXES" shall mean all taxes, assessments and fees levied upon the Building, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Building, including all costs and expenses of protesting any such taxes, assessments or fees. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other AD VALOREM taxes, such tax shall constitute and be included in Taxes.

                (v) "PRIME RATE" shall mean the highest of the Prime Rates as reported in the Money Rate Section of the WALL STREET JOURNAL. If the WALL STREET JOURNAL no longer publishes the Prime Rate as an index, Landlord may substitute a comparable index including the Prime Rate or reference rate of a reputable financial institution.

        B. COMPONENTS OF RENT. Tenant agrees to pay the following amounts to Landlord at the office of the Building or at such other place as Landlord designates:

                (i) Base rent ("BASE RENT") to be paid in monthly installments in the amount set forth in Item 4 of the Schedule in advance on or before the first day of each month of the Term, without demand, except that Tenant shall pay the first month's Base Rent upon execution of this Lease.

                Notwithstanding anything in this Lease to the contrary, so long as Tenant is not in default under this Lease, Tenant shall be entitled to an abatement of Base Rent in the amount of $132,774.69 per month for the first seven (7) full calendar months of the Term and $17,670.52 per month for the next five (5) full calendar months of the Term. The total amount of Base Rent abated in accordance with the foregoing shall equal $1,017,775.43 (the "ABATED BASE RENT"). If Tenant defaults at any time during the Term and fails to cure such default within any applicable cure period under this Lease and, if as a result of such uncured default, Landlord elects to terminate this Lease or terminate Tenant's right to possession of the Building as more fully provided under Section 16.B. below, then all Abated Base Rent shall immediately become due and payable. The payment by Tenant of the Abated Base Rent in the event of a default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. Only Base Rent shall be abated pursuant to this Section, and all Adjustment Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

                (ii) Adjustment rent ("ADJUSTMENT RENT") in an amount equal to (a) Expenses for any calendar year which exceed Expenses for the Base Year set forth in Item 5 of the Schedule and (b) Taxes for any calendar year which exceed Taxes for the Base Year set forth in Item 5 of the Schedule. Prior to each calendar year, or as soon as reasonably possible, Landlord shall estimate and notify Tenant of the amount of Adjustment Rent due for such year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate. After the end of each calendar year, Landlord shall deliver to Tenant a report setting forth the actual Expenses and Taxes for such calendar year and a statement of the amount of Adjustment Rent that Tenant has paid and is payable for such year. Within thirty (30) days after receipt of such report or reports, Tenant shall pay to Landlord the amount of Adjustment Rent due for such calendar year minus any payments of Adjustment Rent made by Tenant for such year, it being acknowledged by Tenant that in the event Landlord separately reports actual Expenses and actual Taxes for a calendar year, Landlord may reasonably allocate Adjustment Rent paid by Tenant for such calendar year between Expenses and Taxes for such calendar year. If Tenant's estimated payments of Adjustment Rent exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against Tenant's other obligations under this Lease or promptly refund such excess to Tenant if the Term has already expired, provided Tenant is not then in default hereunder, in either case without interest to Tenant.

                Notwithstanding the foregoing, for purposes of computing Adjustment Rent, Controllable Expenses (as hereinafter defined) shall not increase by more than 5% per calendar year on a cumulative, compounding basis over the Term. In other words, Controllable Expenses for the calendar year 2005 shall not exceed 105% of the Controllable Expenses for the calendar year 2004. Controllable Expenses for the calendar year 2006 shall not exceed 105% of the limit on Controllable Expenses for the calendar year 2005. "CONTROLLABLE EXPENSES" shall mean all Expenses exclusive of the cost of insurance and utilities. Landlord and Tenant agree that Controllable Expenses for the calendar year 2004 shall be deemed to be two times Controllable Expenses paid or incurred by Landlord during the period commencing July 1, 2004, and ending December 31, 2004.

        C. PAYMENT OF RENT. The following provisions shall govern the payment of Rent: (i) if this Lease commences or ends on a day other than the first day or last day of a calendar year, respectively, the Rent for the year in which this Lease so begins or ends shall be prorated and the monthly installments shall be adjusted accordingly; (ii) all Rent shall be paid to Landlord without offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) any sum due from Tenant to Landlord which is not paid when due shall bear interest from the date due until the date paid at the annual rate of five percentage (5%) points above the Prime Rate then in effect, but in no event higher than the maximum rate permitted by law (the "DEFAULT RATE"); and, in addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five (5) days after its due date equal to five percent (5%) of such payment; provided, however, that Landlord shall not charge Tenant such Default Rate or late charge if Tenant cures such failure to pay any sum due within five (5) days after written notice from Landlord of such delinquency; provided further, however, that Landlord shall only be obligated to provide, and Tenant shall only have such cure period, two (2) times during any twelve (12) consecutive calendar month period; (iv) Tenant, or an independent certified accounting firm retained by Tenant on an hourly fee basis (and not on a contingency fee basis), shall have the right to inspect Landlord's accounting records relative to Expenses and Taxes (including Expenses and Taxes for the Base Year) during normal business hours at any time within sixty (60) days following the furnishing to Tenant of the annual statement of Adjustment Rent; and, unless Tenant shall take written exception to any item in any such statement within such sixty (60) day period, such statement shall be considered as final and accepted by Tenant;
(v) in the event of the termination of this Lease prior to the determination of any Adjustment Rent, Tenant's agreement to pay any such sums and Landlord's obligation to refund any such sums (provided Tenant is not in default hereunder) shall survive the termination of this Lease; (vi) no adjustment to the Rent by virtue of the operation of the rent adjustment provisions in this Lease shall result in the payment by Tenant in any year of less than the Base Rent shown on the Schedule; (vii) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due; and (viii) if Landlord fails to give Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year, Tenant shall continue to pay Adjustment Rent at the rate for the previous calendar year until Landlord delivers such estimate, at which time Tenant shall pay retroactively the increased amount for all previous months of such calendar year.

        3. USE. Tenant agrees that it shall occupy and use the Building only as non-governmental business offices and for no other purposes. Tenant shall, at its own cost and expense, comply with all federal, state and municipal laws, ordinances, rules and regulations issued by any governmental authority and all covenants, conditions and restrictions of record which relate to the condition, use or occupancy of the Building. Without limiting the foregoing, Tenant shall not cause, nor permit, any hazardous or toxic substances to be brought upon, produced, stored, used, discharged or disposed of in, on or about the Building without the prior written consent of Landlord and then only in compliance with all applicable environmental laws. Notwithstanding anything herein to the contrary, Tenant shall have no obligation or responsibility with respect to any hazardous or toxic substances which Tenant or its agents did not bring upon, produce, store, use, discharge or dispose of in or about the Building, except to the extent that Tenant exacerbates the same or fails to notify Landlord of the existence of any such hazardous or toxic substances after acquiring knowledge thereof. Without limiting the generality of the effect of the foregoing, Landlord, and not Tenant, shall be responsible for remedying violations of environmental laws, if any, existing with respect to the Building as of the date of delivery of the Building to Tenant and the costs and expenses of such remediation shall not be included within Expenses.

        4. CONDITION OF BUILDING. Tenant is taking possession of the Building in its "as is" condition. No agreement of Landlord to alter, remodel, decorate, clean or improve the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as stated in the Workletter attached hereto as Exhibit A and except that Landlord shall be responsible for delivery of the base building heating and cooling, plumbing and electrical systems and roof and other general building structural components to Tenant in working order at Landlord's expense.

        5.      BUILDING SERVICES.

                A. BASIC SERVICES. So long as Tenant is not in default hereunder, Landlord shall furnish the following services: (i) heating, ventilating and air conditioning ("HVAC") to provide a temperature condition required, in Landlord's reasonable judgment, for comfortable occupancy of the interior of the Building under normal business operations, daily from 7:00 A.M. to 7:00 P.M., plus six (6) hours of HVAC services on weekends as hereafter provided, holidays excepted; (ii) water for drinking, and, subject to Landlord's approval, water at Tenant's expense for any private restrooms and office kitchen requested by Tenant; (iii) men's and women's restrooms at locations designated by Landlord; (iv) janitor service, including replacement of paper products in restrooms, floor care (including stripping and waxing, if applicable) at least twice per year, cleaning of windows on a reasonably frequent basis and pest control; (v) maintenance of exterior common areas of the Building, including snow removal as necessary and maintenance of the landscaped areas; and (vi) automated elevator service 24 hours a day, 7 days a week.

                As part of basic services, Tenant may order up to six (6) hours in the aggregate of HVAC services on each weekend. A designated employee or agent of Tenant may order such weekend HVAC services by providing notice to Landlord at least three (3) days in advance of such services.

                If Tenant is not satisfied with the janitorial services provided by Landlord, then Tenant may elect to provide such janitorial services directly, provided that Tenant's janitorial contractor is reputable and experienced in providing such services in first class office buildings in Brentwood, Tennessee, Tenant shall arrange to be billed directly by such contractor. Tenant shall provide Landlord with sufficient notice to permit Landlord to terminate any existing janitorial service contract orderly and without fee or penalty. In the event Tenant elects to perform such janitorial services directly, then for purposes of determining Adjustment Rent, janitorial costs and expenses which were included in Expenses for the Base Year shall be deducted from such Expenses for the Base Year.

                B. ELECTRICITY. Electricity shall be distributed to the Building either by the electric utility company serving the Building or, at Landlord's option, by Landlord; and Landlord shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such distribution. All electricity used in the Building which is in excess of typical general office uses, such as the operation of any special air conditioning systems serving the Building, may be separately metered by Landlord, at Tenant's expense, and shall be paid for by Tenant as additional Rent hereunder.

                C. TELEPHONES. Tenant shall arrange for telephone service directly with one or more of the public telephone companies servicing the Building and shall be solely responsible for paying for such telephone service. In no event does Landlord make any representation or warranty with respect to telephone service in the Building and Landlord shall have no liability with respect thereto.

                D. ADDITIONAL SERVICES. Landlord shall not be obligated to furnish any services other than those stated above, but Landlord agrees to cooperate in good faith with Tenant to provide such additional services as may be reasonable requested by Tenant. If Landlord elects to furnish services requested by Tenant in addition to those stated above (including services at times other than those stated above), Tenant shall pay one hundred ten percent (110%) of Landlord's actual cost to furnish such services. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant and in addition to all other remedies available to Landlord, discontinue any additional services. No discontinuance of any such service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant's use of the Building. In addition, if Tenant's concentration of personnel or equipment adversely affects the temperature or humidity in the Building, Landlord may install supplementary air conditioning units in the Building, and Tenant shall pay one hundred fifteen percent (115%) of the cost of installation, operation and maintenance thereof.

                E. FAILURE OR DELAY IN FURNISHING SERVICES. Tenant agrees that Landlord shall not be liable for damages for failure or delay in furnishing any service stated above if such failure or delay is caused, in whole or in part, by any one or more of the events stated in Section 25.J. below, nor shall any such failure or delay be considered to be an eviction or disturbance of Tenant's use of the Building, or relieve Tenant from its obligation to pay any Rent when due or from any other obligations of Tenant under this Lease. Notwithstanding the foregoing, in the event any such failure or delay in furnishing any services required to be provided by Landlord hereunder is caused by the negligence or wilful misconduct of Landlord and if such failure or delay causes the Building to be untenantable, and as a result thereof Tenant in fact ceases to use the Building for a period in excess of five (5) consecutive days, then commencing on the sixth (6th) consecutive day of such untenantability and non-use, Base Rent and Adjustment Rent payable by Tenant shall be abated until the earliest to occur of (i) the date such failure or delay is remedied, (ii) the date the Building is again tenantable or (iii) the date Tenant resumes use of the requires to be provided by Landlord hereunder.

        6. RULES AND REGULATIONS. Tenant shall observe and comply, and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the Rules and Regulations listed on Exhibit B attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time, provided, however, that no such modifications or additions shall have a material adverse effect on Tenant's use of the Building for general office purposes. Landlord shall not be liable for failure of any person to obey the Rules and Regulations. Landlord shall not be obligated to enforce the Rules and Regulations against any person, and the failure of Landlord to enforce any such Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith, provided, however, that Landlord shall not discriminate against Tenant in the enforcement of such Rules and Regulations.

        7. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Building and shall not give rise to any claim for set-off or abatement of rent or any other claim:
(a) to change the name or street address of the Building; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building; (c) to make repairs, decorations, alterations, additions or improvements, whether structural or otherwise, in and about the Building, and for such purposes to enter upon the Building, temporarily close doors, corridors and other areas of the Building and interrupt or temporarily suspend services or use of common areas, and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant's request; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Building; (e) to show or inspect the Building at reasonable times and, if vacated or abandoned, to prepare the Building for reoccupancy; (f) to take any other action which Landlord deems reasonable in connection with the operation, maintenance, marketing or preservation of the Building; and (g) to approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about or out of the Building only at such times and in such manner as Landlord shall direct, at Tenant's sole risk and responsibility. Notwithstanding the foregoing, Landlord shall provide notice to Tenant prior to any entry into the Building hereunder, except, however, in the event of emergency and in the event of entering the Building to provide the services that Landlord is required to provide hereunder (such as routine janitorial services), in which case no notice shall be required. Landlord agrees to use commercially reasonable efforts to minimize interference with the conduct of Tenant's business in connection with any such entry into the Building. Additionally, Landlord acknowledges and agrees that Tenant has the right to place identifying signage on and about the Building as more fully provided in Section 25.O. below and that Tenant intends on prominently identifying its presence in the Building and Landlord agrees to not materially obscure such identification signage of Tenant.

        8. MAINTENANCE AND REPAIRS. Tenant, at its expense, shall maintain and keep the Building in good order and repair at all times during the Term. Landlord shall be responsible for maintaining the structural components of the Building, including the roof. Additionally, Landlord shall perform any maintenance or make any repairs to the Building as Landlord shall desire or deem necessary for the safety, operation or preservation of the Building, or as Landlord may be required or requested to do by the order or decree of any court or by any other proper authority. If any such maintenance or repairs to the Building is required as a result of the negligence or wilful misconduct of Tenant or its employees, contractors or agents, or breach of this Lease by Tenant or its employees, contractors or agents, and if Tenant does not perform such required maintenance or repair with due diligence after notice from Landlord, then Tenant shall reimburse Landlord for any such maintenance or repairs of the Building.

        9.      ALTERATIONS.

                A. REQUIREMENTS. Tenant shall not make any replacement, alteration, improvement or addition to or removal from the Building (collectively an "ALTERATION") without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Review and approval of the Work (as defined in the Workletter) shall be subject to the terms and conditions of the Workletter, rather than the terms and conditions of the this Section 9. In the event Tenant proposes to make any alteration, Tenant shall, prior to commencing such alteration, submit to Landlord for prior written approval: (i) detailed plans and specifications; (ii) the names, addresses and copies of contracts for all contractors; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (iv) certificates of insurance in form and amounts required by Landlord, naming Landlord, its managing agent and any other parties designated by Landlord as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such alteration. Tenant agrees to pay Landlord's reasonable charges for review of all such items and supervision of the alteration. Neither approval of the plans and specifications nor supervision of the alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such alteration with applicable law. Tenant shall pay the entire cost of the alteration and, if requested by Landlord, shall deposit with Landlord, prior to the commencement of the alteration, security for the payment and completion of the alteration in form and amount required by Landlord. Each alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building. In addition, each alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements. Each alteration shall be performed by Landlord or under Landlord's supervision and in harmony with Landlord's employees and contractors. Each alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Building (excepting only Tenant's furniture, equipment and trade fixtures) shall become Landlord's property and shall remain upon the Building at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such alteration at Tenant's sole cost and expense in accordance with the provisions of Section 15 of this Lease, which required removal shall be specified by Landlord when Landlord consents to Tenant's requested alterations, except, however, Landlord may require removal of any electronic, phone, data or other telecommunications conduit and cabling and related equipment installed by or on behalf of Tenant by notice to Tenant given at any time prior to the expiration or earlier termination of this Lease.

                B. LIENS. Upon completion of any alteration, Tenant shall promptly furnish Landlord with sworn owner's and contractors' statements and full and final waivers of lien covering all labor and materials included in such alteration. Tenant shall not permit any mechanic's lien to be filed against the Building, or any part thereof, arising out of any alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within twenty
        (20) days thereafter have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same, and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

        10. INSURANCE. In consideration of the leasing of the Building at the rent stated herein, Landlord and Tenant agree to provide insurance and allocate the risks of loss as follows:

                A. TENANT'S INSURANCE. Tenant, at its sole cost and expense but for the mutual benefit of Landlord (when used in this Section 10.A. the term "LANDLORD" shall include Landlord's partners, beneficiaries, officers, agents, servants and employees and the term "TENANT" shall include Tenant's partners, beneficiaries, officers, agents, servants and employees), agrees to purchase and keep in force and effect during the term hereof, insurance under policies issued by insurers of recognized responsibility licensed to do business in the State of Tennessee with a Best's rating of A/X or better on all alterations, additions, and improvements owned by Tenant, and on all personal property located in the Building, protecting Landlord and Tenant from damage or other loss caused by fire or other casualty, including but not limited to vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage, water damage (however caused), explosion malfunction or failure of heating and cooling or other apparatus, and other similar risks in amounts not less than the full insurable replacement value of such property. Such property insurance shall provide that it is specific and non-contributory and shall contain a replacement cost endorsement. Such insurance shall also contain a clause pursuant to which the insurance carriers waive all rights of subrogation against the Landlord with respect to losses payable under such policies.

                Tenant also agrees to maintain commercial general liability insurance covering Tenant as the insured party, and naming Landlord as an additional insured, against claims for bodily injury and death and property damage occurring in or about the Building in accordance with
        Section 11 below, with limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) general aggregate.

                Tenant shall, prior to commencement of the term, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days prior written notice to Landlord and Tenant. In the event Tenant shall fail to procure such insurance, Landlord may at its option after giving Tenant no less than ten (10) days prior written notice of its election to do so procure the same for the account of Tenant and the cost thereof shall be paid to Landlord as additional rent upon receipt by Tenant of bills therefor.

                B. LANDLORD'S INSURANCE. Landlord agrees to purchase and keep in force and effect commercial general liability insurance in an amount not less than Five Million Dollars ($5,000,000.00) and insurance on the Building improvements (not including, however, any tenant improvements, alterations or additions) against fire or other casualty, including but not limited to vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage, water damage (however caused), explosion, malfunction or failure of heating and cooling or other apparatus, and other similar risks in a commercially reasonable amount.

                C. RISK OF LOSS. By this Section 10, Landlord and Tenant intend that the risk of loss or damage as described above be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and to seek recovery only from, their respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. Landlord and Tenant agree that applicable portions of all monies collected from such insurance shall be used toward the full compliance with the obligations of Landlord and Tenant under this Lease in connection with damage resulting from fire or other casualty.

        11. INDEMNIFICATION/HOLD HARMLESS.. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, liabilities, damages, causes of action, costs and expenses, including attorneys' fees, for personal injury, death, property damage, and other losses occurring in or on the Building arising from Tenant's negligence or failure of the Tenant to perform any of its obligations under the Lease, excluding, however, damages arising out of the negligence of Landlord or failure of Landlord to perform any of its obligations under the Lease.

        Landlord agrees to indemnify and hold Tenant harmless from and against any and all claims, liabilities, damages, causes of action, costs and expenses, including attorneys' fees, for personal injury, death, property damage, and other losses occurring in or on the Building as a result of Landlord's negligence or failure of the Landlord to perform any of its obligations under the Lease, excluding, however, damages arising out of the negligence of the Tenant or failure of Tenant to perform any of its obligations under the Lease.

        12.     FIRE OR OTHER CASUALTY.

                A. DESTRUCTION OF THE BUILDING. If the Building should be substantially destroyed (which, as used herein, means destruction or damage to at least 50% of the Building) by fire or other casualty, either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within thirty (30) days of such casualty. In such event, Rent shall be apportioned to and shall cease as of the date of such casualty. In the event neither party exercises this option, then the Building shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty. In such event, Rent shall be abated from the date of the casualty until substantial completion of the reconstruction and repairs.

                B. DAMAGE TO THE BUILDING. If the Building is damaged, in whole or in part, by fire or other casualty, but the Building is not substantially destroyed as provided above, then the parties hereto shall have the following options:

                        (i) If, in Landlord's reasonable judgment, the Building cannot be reconstructed or restored within two hundred seventy (270) days of such casualty to substantially the same condition as it was in prior to such casualty, Landlord may terminate this Lease by written notice given to Tenant within thirty (30) days of the casualty. If, in Landlord's reasonable judgement, the Building cannot be reconstructed or restored within two hundred seventy (270) days of such casualty to substantially the same condition as it was in prior to such casualty, but nonetheless Landlord does not so elect to terminate this Lease, then Landlord shall notify Tenant, within thirty (30) days of the casualty, of the amount of time necessary, as reasonably estimated by Landlord, to reconstruct or restore the Building. After receipt of such notice from Landlord, Tenant may elect to terminate this Lease. This election shall be made by Tenant by giving written notice to Landlord within fifteen (15) days after the date of Landlord's notice. If neither party terminates this Lease pursuant to the foregoing, Landlord shall proceed to reconstruct and restore the Building to substantially the same condition as they were in prior to the casualty. In such event this Lease shall continue in full force and effect to the balance of the term, upon the same terms, conditions and covenants as are contained herein; provided, however, that the Rent shall be abated in the proportion which the approximate area of the damaged portion bears to the total area in the Building, from the date of the casualty until substantial completion of the reconstruction of the Building.

                        Notwithstanding the above, if the casualty occurs during
                the last twelve (12) months of the term of this Lease, either party hereto shall have the right to terminate this Lease as of the date of the casualty, which right shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this right is exercised, Rent shall be apportioned to and shall cease as of the date of the casualty. After a casualty occurs during the last twelve
                (12) months of the term of the Lease, Tenant may not exercise any renewal options without first obtaining Landlord's written consent.

                        Additionally, notwithstanding anything contained herein
                to the contrary, Landlord shall have no duty to repair or restore the Building if the damage is due to an uninsurable casualty, or if insurance proceeds are insufficient to pay for such repair or restoration, or if the holder of any mortgage, deed of trust or similar instrument applies proceeds of insurance to reduce its loan balance and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration. Tenant shall make any proceeds of Tenant's casualty insurance available to Landlord in connection with any such repair or restoration of the Building and, in the event this Lease is terminated as a result of any casualty as herein provided, such insurance proceeds shall be paid to Landlord.

                        (ii) If, in Landlord's reasonable judgment, the Building are able to be restored within two hundred seventy
                (270) days of such casualty to substantially the same condition as they were prior to such casualty, Landlord shall so notify Tenant within thirty (30) days of the casualty, and Landlord shall then proceed to reconstruct and restore the damaged portion of the Building, at Landlord's expense, to substantially the same condition as it was prior to the casualty, Rent shall be abated in the proportion which the approximate area of the damaged portion bears to the total area in the Building from the date of the casualty until substantial completion of the reconstruction repairs, and this Lease shall continue in full force and effect for the balance of the term, upon the same terms, conditions and covenants as are contained herein.

                        (iii) In the event Landlord undertakes reconstruction or restoration of the Building pursuant to subparagraph (i) or
                (ii) above, Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to substantially complete the same within three hundred thirty (330) days from the date of the casualty (except however, if under subparagraph (i) above Landlord notified Tenant that it would take longer than two hundred seventy (270) days to reconstruct or restore the Building, but Tenant nonetheless elected not to terminate the Lease but require Landlord to reconstruct or restore the Building, then the foregoing three hundred and thirty (330) day period shall be extended to the time period set forth in Landlord's notice plus sixty (60) days), except as a result of any of the occurrences set forth in Section 25.J. below, Tenant may, at its option, terminate this Lease upon giving Landlord written notice to that effect, whereupon both parties shall be released from all further obligations and liability hereunder.

        13. CONDEMNATION. If the Building is rendered untenantable by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30) days after such condemnation, in which event this Lease shall terminate effective as of the date of such condemnation. If this Lease so terminates, Rent shall be paid through and apportioned as of the date of such condemnation. If such condemnation does not render the Building untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition existing prior to the condemnation. In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority. Landlord reserves all rights to compensation for any condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such compensation, and Tenant shall make no claim against Landlord or the condemning authority for compensation for termination of Tenant's leasehold interest under this Lease or interference with Tenant's business; provided however, that Tenant may make a separate claim for moving and relocation expenses.

        14.     ASSIGNMENT AND SUBLETTING.

                A. LANDLORD'S CONSENT. Tenant shall not, without the prior written consent of Landlord: (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Building, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Building by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a "TRANSFER") occurring without the prior written consent of Landlord shall be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord's consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. For the purposes of this paragraph, the transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant (other than the shares of the capital stock of a corporate Tenant whose stock is publicly traded) or the merger, consolidation or reorganization of such Tenant and the transfer of all or any general partnership interest in any partnership Tenant shall be considered a Transfer.

                B. STANDARDS FOR CONSENT. If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least forty-five (45) days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may require about the proposed Transfer and the transferee, together with a non-refundable processing fee in the amount of five hundred dollars ($500.00). If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 14C, Landlord shall not unreasonably withhold its consent to any assignment or sublease, which consent or lack thereof shall be provided within thirty (30) days of receipt of Tenant's notice. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) the transferee is a governmental unit; (iv) Tenant is in Default under this Lease; (v) in the judgment of Landlord, such a Transfer would violate any term, condition, covenant or agreement of the Landlord involving the Building; or (vi) any other basis which Landlord reasonably deems appropriate. If Landlord wrongfully withholds its consent to any Transfer, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer.

                C. RECAPTURE. Landlord shall have the right to terminate this Lease as to that portion of the Building covered by a Transfer. Landlord may exercise such right to terminate by giving notice to Tenant at any time within thirty (30) days after the date on which Tenant has furnished to Landlord all of the items required under Section 14.B. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Building (with appropriate demising partitions erected at the expense of Tenant) on the later of (i) the effective date of the proposed Transfer, or (ii) sixty (60) days after the date of Landlord's notice of termination. In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof. If Landlord consents to any Transfer, Tenant shall pay to Landlord all rent and other consideration received by Tenant in excess of the Rent paid by Tenant hereunder for the portion of the Building so transferred. Such rent shall be paid as and when received by Tenant. In addition, Tenant shall pay to Landlord any reasonable attorneys' or other fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer.

                D. ASSIGNMENT OR SUBLET TO SUCCESSOR. Notwithstanding anything to the contrary in this Section 14, Landlord's consent shall not be required for an assignment or sublet to an Successor (as hereinafter defined), and the provisions of Section 14.C above shall not be applicable to such assignment or sublet, as long as (i) Tenant provides to Landlord evidence, in form and substance satisfactory to Landlord, that such Successor has a net worth greater than or equal to that of Tenant as of the date hereof, (ii) Tenant is not in default under this Lease, (iii) Tenant gives reasonable advance notice to Landlord of the proposed assignment or sublet to the Successor and (iv) such assignment or sublet is not a subterfuge by Tenant to avoid its obligations under this Lease. No such Transfer to an Successor, however, shall release Tenant from any liability or obligation under this Lease. As used herein, "Successor" shall mean any entity with which Tenant may merge or consolidate or which acquires all or substantially all of the capital stock or assets of Tenant.

        15. SURRENDER. Upon termination of the Term or Tenant's right to possession of the Building, Tenant shall return the Building to Landlord in good order and condition, ordinary wear and damage by fire or other casualty excepted. If Landlord requires Tenant to remove any alterations pursuant to
Section 9, then such removal shall be done in a good and workmanlike manner, and upon such removal Tenant shall restore the Building to its condition prior to the installation of such alterations. If Tenant does not remove such alterations after request to do so by Landlord, Landlord may remove the same and restore the Building, and Tenant shall pay the cost of such removal and restoration to Landlord upon demand. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Building prior to termination of the Term or Tenant's right to possession of the Building. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant, or at Landlord's sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant's expense, which shall be 115% of Landlord's actual cost of removal, without notice to Tenant and without obligation to compensate Tenant.

        16.     DEFAULTS AND REMEDIES.

                A. DEFAULT. The occurrence of any of the following shall constitute a default (a "DEFAULT") by Tenant under this Lease: (i) Tenant fails to pay any Rent when due and such failure is not cured within five (5) days after notice from Landlord (which notice may be in the form of a Landlord statutory five (5) day notice); (ii) Tenant fails to perform any other provision of this Lease and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord; (iii) the leasehold interest of Tenant is levied upon or attached under process of law; (iv) Tenant abandons or vacates the Building without notice to Landlord; or
        (v) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within thirty
        (30) days after filing.

                B. RIGHT OF RE-ENTRY. Upon the occurrence of a Default, Landlord may elect to terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Building. Upon any such termination, Tenant shall immediately surrender and vacate the Building and deliver possession thereof to Landlord. Tenant grants to Landlord the right to enter and repossess the Building and to expel Tenant and any others who may be occupying the Building and to remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

                C. TERMINATION OF RIGHT TO POSSESSION. If Landlord terminates Tenant's right to possession of the Building without terminating this Lease, Landlord may relet the Building or any part thereof. In such case, Landlord shall use reasonable efforts to relet the Building on such terms as Landlord shall reasonably deem appropriate; provided, however, Landlord may first lease Landlord's other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. Tenant shall reimburse Landlord for the costs and expenses of reletting the Building including, but not limited to, all brokerage, advertising, legal, alteration, redecorating, repairs and other expenses incurred to secure a new tenant for the Building. In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Building which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

                D. TERMINATION OF LEASE. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which Landlord's estimate of the aggregate amount of Rent owing from the date of such termination through the Expiration Date plus Landlord's estimate of the aggregate expenses of reletting the Building, exceeds Landlord's estimate of the fair rental value of the Building for the same period (after deducting from such fair rental value the time needed to relet the Building and the amount of concessions which would normally be given to a new tenant) both discounted to present value at the rate of five percent (5%) per annum.

                E. OTHER REMEDIES. Landlord may, but shall not be obligated to, perform any obligation of Tenant under this Lease, and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies

        Landlord may have at law or in equity; (ii) shall be cumulative; and
        (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

                F. BANKRUPTCY. If Tenant becomes bankrupt, the bankruptcy trustee shall not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code, and Landlord expressly reserves all of its rights, claims and remedies thereunder.

                G. WAIVER OF TRIAL BY JURY. Landlord and Tenant waive trial by jury in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.

                H. VENUE. If either Landlord or Tenant desires to bring an action against the other in connection with this Lease, such action shall be brought in the federal courts located in Nashville, Tennessee, or state courts located in Williamson County, Tennessee. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

        17. HOLDING OVER. If Tenant retains possession of all or any portion of the Building after the expiration or termination of the Term or Tenant's right to possession of the Building, Tenant shall pay Rent during such holding over at 150% times the rate in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession. Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant's holding over. The provisions of this section do not waive Landlord's right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

        18.     [INTENTIONALLY OMITTED]

        19.     [INTENTIONALLY OMITTED]

        20. ESTOPPEL CERTIFICATE. Tenant agrees that, from time to time upon not less than ten (10) business days' prior request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Building, if that is the case;
(iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof);

(vi) that the Building have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Building and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; and (vii) such additional matters as may be requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee, or other person having or acquiring an interest in the Building. If Tenant fails to execute and deliver any such certificate within ten days after request, Tenant shall be deemed to have irrevocably appointed Landlord and Landlord's beneficiaries as Tenant's attorneys-in-fact to execute and deliver such certificate in Tenant's name.

        21. SUBORDINATION. This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Building, now or hereafter existing, and all amendments, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Building and/or the leasehold estate under any such lease, unless such ground lease or ground lessor, or mortgage or mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage; provided, however, that notwithstanding such subordination, unless Tenant is in Default hereunder, Tenant's quiet enjoyment of the Building pursuant to the terms and conditions of this Lease shall not be disturbed by the holder of any such superior instrument. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the mortgagee, holder or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by any such mortgagee, holder, lessor or purchaser at foreclosure, to execute and deliver such subordination and/or attornment instruments as may be required by such person to confirm such subordination and/or attornment, or any other documents required to evidence superiority of the ground lease or mortgage, should ground lessor or mortgage elect such superiority; provided, however, that any such subordination instrument shall confirm that Tenant's quiet enjoyment of the Building pursuant to the terms and conditions of this Lease shall not be disturbed by the holder of any such superior instrument so long as Tenant is not Default hereunder. If Tenant fails to execute and deliver any such instrument or document within ten
(10) days after request, Tenant shall be deemed to have irrevocably appointed Landlord and Landlord's beneficiaries as Tenant's attorneys-in-fact to execute and deliver such instrument or document in Tenant's name.

        22. QUIET ENJOYMENT. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Building for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant's light, air or view will not be deemed a disturbance of Tenant's occupancy of the Building nor will it affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant. Notwithstanding the foregoing or anything else contained in this Lease to the contrary, Landlord shall not voluntarily obstruct any identifying signage of Tenant.

        23. BROKER. Tenant represents to Landlord that Tenant has dealt only with the broker(s) set forth in Item 6 of the Schedule (collectively, the "BROKER") in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord and Landlord's beneficiaries and agents harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this Lease. Landlord agrees to pay the Broker a commission in accordance with a separate agreement between Landlord and the Broker.

        24. NOTICES. All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the following address:

                If to Landlord:          Prudential Real Estate Investors
                                         8 Campus Drive
                                         4th Floor - Arbor Circle South
                                         Parsippany, NJ  07054-4493
                                         Attn: Ms. Lynn deCastro

                with a copy to:          Grubb & Ellis Management Services, Inc.
                                         30 North LaSalle
                                         Suite 1500
                                         Chicago, Illinois  60602
                                         Attn: Mr. Darin Bright

                If to Tenant:            Tractor Supply Company
                                         200 Powell Place
                                         Brentwood, Tennessee 37027
                                         Attn: General Counsel

or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt or two (2) business days after posting in the United States mail.

        25.     MISCELLANEOUS.

                A. SUCCESSORS AND ASSIGNS. Subject to Section 14 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns, and all references herein to Landlord and Tenant shall be deemed to include all such parties.

                B. ENTIRE AGREEMENT. This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant, and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

                C. TIME OF ESSENCE. Time is of the essence of this Lease and each and all of its provisions.

                D. EXECUTION AND DELIVERY. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Building on the terms and conditions set forth herein, which offer may not be revoked for fifteen (15) days after such delivery.

                E. SEVERABILITY. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

                F. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Tennessee.

                G. ATTORNEYS' FEES. . In any action or proceeding hereunder, the prevailing party shall be entitled to recover from the other party the prevailing party's reasonable costs and expenses in such action or proceeding, including reasonable attorneys' fees, costs and expenses.

                H.      [INTENTIONALLY OMITTED]

                I. JOINT AND SEVERAL LIABILITY. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

                J. FORCE MAJEURE. Landlord shall not be in default hereunder and Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, strike, shortage of materials, acts of God or other causes beyond Landlord's reasonable control. Tenant shall not be in default hereunder and Landlord shall not be excused from performing any of its obligations hereunder if Tenant is prevented from performing any of its obligations hereunder due to any accident, strike, shortage of materials, acts of God or other causes beyond Tenant's reasonable control, except, however, in no event shall Tenant's obligation to timely pay Rent hereunder be excused.

                K. CAPTIONS. The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease.

                L. NO WAIVER. No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Building shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

                M.      ERISA.

                        (i) Neither Tenant nor any of its "affiliates" (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14, 49 Fed. Reg. 9494 (1984), as amended ("PTE 84-14")) has, or during the immediately preceding year has exercised the authority to:

                                (a)     appoint or terminate Landlord as
                        investment manager over assets of any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") invested in, or sponsored by, Landlord; or

                                (b)     negotiate the terms of a management
                        agreement (including renewals or modifications thereof) with Landlord on behalf of any such plan;

                        (ii) Tenant is not "related" to Landlord (as determined under in Part V(h) of PTE 84-14);

                        (iii) Tenant has negotiated and determined the terms of this Lease at arm's length, as such terms would be negotiated and determined by the Tenant with unrelated parties; and

                        (iv) Tenant is not an "employee benefit plan" as defined in Section 3(3) of ERISA, a "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss.2510.3-101 of any such employee benefit plan or plan.

                N. LIMITATION OF LIABILITY. Any liability of Landlord under this Lease shall be limited solely to its interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

                O. SIGNAGE. Provided that Tenant is not in default under any of the terms and conditions of this Lease, Tenant shall have the right to erect and maintain such exterior identifying signage on the Building (which includes on the building itself as well as on a monument sign which may be erected by Tenant on the land) as Tenant may desire ("TENANT'S SIGNAGE"). Tenant shall be responsible, at its sole cost and expense, for the purchase, installation, maintenance (in a first-class manner) and removal at the expiration or earlier termination of this Lease, of all of Tenant's Signage; provided, however, that the cost of purchasing and installing Tenant's Signage may be paid for by Landlord's Contribution as more fully provided in the Workletter. Tenant shall be responsible for compliance with all applicable laws, orders and regulations of the municipality in which the Building is located in connection with Tenant's Signage. Such signage rights hereunder are personal to Tractor Supply Company, and may not be assigned or subleased.

                P. CESSATION OF BUSINESS. Tenant shall have no obligation to conduct business from the Building. If, however, Tenant elects to cease operations from all or substantially all of the Building, than Landlord may, by written notice given to Tenant, elect to terminate this Lease as of a date specified in such written notice from Landlord to Tenant.

        26.     SPECIALTY EQUIPMENT.

                A. Tenant shall have the right to install, operate and maintain (i) certain telecommunications equipment on the roof of the Building (collectively, the "ROOFTOP EQUIPMENT") and (ii) and an emergency back-up generator and related equipment (the "GENERATOR"). The Rooftop Equipment and the Generator are sometimes collectively referred to herein as the "SPECIALTY EQUIPMENT". The exact location of the space on the roof where the Rooftop Equipment will be located shall be designated by Landlord (the "ROOF SPACE") and the exact location of generator will be designated by Landlord (the "GENERATOR SPACE"). Landlord's designation shall take into account Tenant's use of the Rooftop Equipment and Generator, as the case may be. Tenant's right to install the Specialty Equipment shall be subject to the approval rights of Landlord and Landlord's architect and/or engineer with respect to the plans and specifications for the Specialty Equipment, the manner in which the Specialty Equipment is attached to the Roof Space and Generator Space, as the case may be, and the manner in which any cables are run to and from the Specialty Equipment. The precise specifications and description of the Specialty Equipment along with all documents Landlord reasonably requires to review the installation of the Specialty Equipment (the "PLANS AND SPECIFICATIONS"), which information shall include structural reports, shall be submitted to Landlord for Landlord's written approval no later than thirty (30) days before Tenant commences to install the Specialty Equipment. Tenant shall be responsible for reimbursing Landlord for all costs and expenses incurred by Landlord in reviewing any such plans and specifications. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Specialty Equipment. Tenant shall notify Landlord upon completion of the installation of the Specialty Equipment. If Landlord determines that the Specialty Equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Specialty Equipment or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its reasonable discretion, deems it necessary, Tenant shall provide and install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Specialty Equipment (the "AESTHETIC SCREENING").

                B. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Specialty Equipment in a good and workmanlike manner, and in compliance with all building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, and of the state, city and county in which the Building is located. Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. The Specialty Equipment shall be connected to Landlord's power supply in strict compliance with all applicable building, electrical, fire and safety codes. Installation, maintenance, repair and removal of the Specialty Equipment shall be performed by Tenant or Tenant's authorized representative or contractors, which shall be approved by Landlord, at Tenant's sole cost and risk. Without limiting the generality of the effect of the foregoing, if required by Landlord, Tenant shall use Landlord's designated rooftop construction consultant or contractor in connection with installation of the Specialty Equipment and, if applicable, the Aesthetic Screening. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant's representatives, repair, maintenance and engineering personnel while in or on any part of the Building, including the Roof Space and Generator Space.

                C. The Specialty Equipment, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant's right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of Tenant's equipment placed on or about any part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety.

                D. Such Specialty Equipment rights hereunder personal to Tractor Supply Company, and may not be assigned or subleased.

        27. RIGHT TO TERMINATE. Tenant shall have the option, to be exercised as hereinafter provided, to terminate the Term of this Lease effective as of either (a) the day before the 6th anniversary of the Commencement Date or
(b) the day before the 7th anniversary of the Commencement Date (the applicable date being referred to as the "TERMINATION DATE"). Such option shall be exercised, if at all, time being of the essence, by written notice given by Tenant to Landlord ("TERMINATION NOTICE") no later than 270 days prior to the Termination Date and subject to payment by Tenant to Landlord of the sum of (a) $950,000.00 if the Termination Date is the day before the 6th anniversary of the Commencement Date or (b) $500,000 if the Termination Date is the day before the 7th anniversary of the Commencement Date (the "TERMINATION FEE"). The Termination Fee shall be paid simultaneously with the giving of the Termination Notice. Tenant may not, unless Landlord otherwise agrees, exercise its option to terminate this Lease pursuant to this Section 27 at any time at which a default by Tenant exists under this Lease, and no such termination shall be effective if such default exists unless Landlord otherwise agrees. Any notice of exercise of Tenant's option to terminate the term of this Lease pursuant to this Section 27 shall be irrevocable by Tenant once given. If Tenant so exercises its option to terminate the term of this Lease and pays to Landlord the Termination Fee as above provided, then effective as of the Termination Date, this Lease shall be deemed to have expired by lapse of time, and Tenant shall return the Building to Landlord on the Termination Date in accordance with the requirements of this Lease. All obligations of Tenant which accrue under this Lease on or before the Termination Date shall survive such termination.

        28.     OPTIONS TO EXTEND.

                A. Tenant, at its option, shall have the right to extend (each an "OPTION TO EXTEND") the Term for the entire Building for two
        (2) consecutive additional three (3) year terms (each an "EXTENDED TERM") by delivering written notice to Landlord at least two hundred seventy (270) days, time being of the essence, prior to the then Expiration Date of the Term. Tenant's exercise of an Option to Extend shall be irrevocable by Tenant once made. The Extended Term shall commence the day following the then current Expiration Date of the Term, expire on the day preceding the annual anniversary of such date three
        (3) years thereafter and be upon the same terms, covenants and conditions as provided in this Lease for the Term, except that Base Rent shall be at the rates set forth below:

        ================================================== =========================== ===========================
                             PERIOD                                 MONTHLY                      ANNUAL
                                                                   BASE RENT                   BASE RENT
        -------------------------------------------------- --------------------------- ---------------------------
        From the 8th anniversary of the Commencement
        Date to the day before the 9th anniversary of             $155,566.71                $1,866,800.52
        the Commencement Date
        -------------------------------------------------- --------------------------- ---------------------------

        From the 9th anniversary of the Commencement
        Date to the day before the 10th anniversary of            $158,678.04                $1,904,136.48
        the Commencement Date
        -------------------------------------------------- --------------------------- ---------------------------

        From the 10th anniversary of the Commencement
        Date to the Expiration Date of the first                  $161,851.60                $1,942,219.20
        Extended Term
        -------------------------------------------------- --------------------------- ---------------------------

        From the 11th anniversary of the Commencement
        Date to the day before the 12th anniversary of            $165,088.64                $1,981,063.68
        the Commencement Date
        -------------------------------------------------- --------------------------- ---------------------------


        -------------------------------------------------- --------------------------- ---------------------------
        From the 12th anniversary of the Commencement
        Date to the day before the 13th anniversary of             $168,390.41               $2,020,684.92
        the Commencement Date
        -------------------------------------------------- --------------------------- ---------------------------

        From the 13th anniversary of the Commencement
        Date to Expiration Date of the Second Extended             $171,758.22               $2,061,098.64
        Term
        ================================================== =========================== ===========================

                B. Tenant may only exercise an Option to Extend and an exercise thereof shall only be effective, if at the time of Tenant's exercise of the option and on the commencement date of the applicable Extended Term, this Lease is in full force and effect and, unless waived by Landlord, no event or circumstance exists which, with the giving of notice or the passage of time, or both, could constitute a default by Tenant under this Lease, and, inasmuch as this option is intended only for the original Tenant named in this Lease, the entire Building is then occupied by the original Tenant herein, and Tenant has not assigned this Lease or sublet any portion of the Building. Without limitation of the foregoing, no sublessee or assignee shall be entitled to exercise an Option to Extend, and, unless waived by Landlord, no exercise of an Option to Extend by the original Tenant named herein shall be effective if Tenant assigns this Lease or subleases any portion of the Building prior to the date of commencement of the Extended Term. Additionally, notwithstanding anything contained herein to the contrary, Tenant's rights under this Section 28 are conditioned upon Tenant delivering to Landlord, simultaneously with the delivery of Tenant's notice under
        Section 28.A above, Tenant's then current financial statements evidencing that no material adverse change in the financial condition of Tenant has occurred since the financial statements delivered by Tenant to Landlord in connection with the initial Term, with respect to the first Option to Extend, or delivered by Tenant to Landlord in connection with the first Option to Extend, with respect to the second Option to Extend.

                C. Upon the valid exercise by Tenant of an Option to Extend, at the request of either party hereto and within thirty (30) days after such request, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to the Extended Term as determined in accordance with the provisions of this Section 28.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease in manner sufficient to bind them as of the day and year first above written.

                         [signatures on following page]

LANDLORD
--------

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA, a New Jersey corporation

By:     GRUBB & ELLIS MANAGEMENT SERVICES, INC.,
        a Delaware corporation, its duly authorized agent


By:     /s/ Terry Mchugh
        --------------------------------------------------
        Name: Terry Mchugh
             ---------------------------------------------
        Its: Vice President
            ----------------------------------------------



TENANT
------

TRACTOR SUPPLY COMPANY,
a Delaware corporation


By:     /s/ James F. Wright
        --------------------------------------------------
        Name:  James F. Wright
             ---------------------------------------------
        Its:  President and Chief Operating Officer
            ----------------------------------------------

                                    EXHIBIT A

                                   WORKLETTER

Capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise defined herein. In consideration of the covenants contained in this Workletter and in the Lease, Landlord and Tenant agree as follows:



TENANT'S
PLANS                           1.      Tenant desires Landlord to perform
                        certain leasehold improvement work in the Building (the "WORK") pursuant to that certain Preliminary Space Plan attached hereto as Attachment 1 ("TENANT'S SPACE PLAN"). The Work and all plans, drawings and specifications to be furnished by Tenant shall be subject to Landlord's approval. Approval by Landlord of the Work, Tenant's Space Plan, the Working Drawings (as hereinafter defined) and any additional plans, drawings, specifications and finish details furnished by Tenant, shall not constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Building.

WORKING DRAWINGS
AND BIDS                        2.      Tenant shall cause Tenant's architect to
                        prepare final working drawings and specifications for the Work (the "WORKING DRAWINGS") based upon Tenant's Space Plan and deliver same to Landlord on or before February 23, 2004, for review and approval by Landlord. Landlord shall either approve the proposed Working Drawings or reject same, with written comments, within five (5) business days after receipt of same from Tenant. The requirements of the preceding provisions of this Paragraph 2 shall be repeated until Tenant approves the Working Drawings or until the Working Drawings are deemed approved.

                                Upon approval of the Working Drawings, or
                        earlier if mutually agreed upon by Landlord and Tenant, Landlord and Tenant shall submit the Working Drawings to the general contractors selected by Landlord and Tenant for bid. Tenant shall have the right to select the general contractor for the Work from the responsive bidders.


PERFORMANCE
OF THE WORK                     3.      Landlord shall perform, and the Work
                        shall include, (i) any costs associated with Landlord's preparation of the Working Drawings, (ii) demolition of existing improvements in the Building, (iii) the work shown on the Working Drawings and (iv) any Additional Work which Landlord agrees to perform pursuant to Paragraph 7. The cost of the Work shall include all costs incurred by Landlord in performing the Work as described above as well as supervision fee equal to 5% of the cost of the Work.

                                In addition to the Work, Landlord shall, at its
                        sole cost and expense, install one (1) freight elevator in the Building.


PAYMENT                         4.      Landlord shall pay up to a maximum of
                        $1,666,833.00 toward the cost of the Work ("LANDLORD'S CONTRIBUTION"). Tenant shall pay Landlord, as additional rent under the Lease, all cost of the Work in excess of Landlord's Contribution (such excess being referred to as "TENANT'S CONTRIBUTION"). If the cost of the Work is less than Landlord's Contribution, Tenant shall be entitled to a credit against Base Rent next becoming due under the Lease until fully applied in the amount of such unused amounts or Tenant may elect to apply such unused amounts against costs and expenses incurred by Tenant in connection with the purchase and installation of Tenant's Signage. Prior to commencing the Work, Landlord will submit to Tenant a written estimate of the cost of the Work, which estimate shall include cost of all labor and materials and insurance premiums charged by contractors. Tenant agrees, within five (5) business days after submission of such estimate of costs, to execute and deliver to Landlord, in the form then in use by Landlord, an authorization to proceed with the Work and that portion of the Work to be paid for by Tenant, if any, and Tenant shall at the same time pay to Landlord the amount set forth in Landlord's estimate as Tenant's Contribution. No Work shall be commenced until Tenant has fully complied with the preceding portions of this Paragraph 4.

SUBSTANTIAL
COMPLETION                      5.      At such time as Landlord considers the
                        Work to be substantially completed, Landlord or Landlord's architect will schedule a walk-through of the Building with Tenant or Tenant's representative. During such walk-through, Landlord or Landlord's architect along with Tenant or Tenant's representative will prepare a list of minor finish-out and punchlist items to be completed. The Work being performed by Landlord (which for purposes of determining substantial completion may exclude, at Landlord's election, any Additional Work) shall be considered "substantially completed" for all purposes under this Workletter Agreement and the Lease when (i) Landlord's architect certifies that the Work is substantially complete, (ii) Brentwood, Tennessee, issues a certificate of occupancy for the Building, or (iii) Tenant first takes occupancy of the Building, whichever first occurs.

TENANT
DELAY                           6.      There shall be no extension of the
                        Commencement Date of the term of the Lease if the Work has not been substantially completed by reason of any delay caused by Tenant ("TENANT DELAY"), including without limitation, any delay arising as a result of:

                                (a)     the failure of Tenant to furnish
                        approved Working

                        Drawings to Landlord on or before February 23, 2004;

                                (b) Tenant's requirements for special work or materials finishes, or installations other then as shown on Tenant's Space Plan;

                                (c) the performance of any other work in the Building by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or

                                (d)     any other act or omission of Tenant.

ADDITIONAL
WORK                            7.      Upon Tenant's request and submission by
                        Tenant (at Tenant's sole cost and expense) of the necessary information, and/or plans and specifications for work other than the Work (the "Additional Work"), Landlord may, at its election, perform the Additional Work, at Tenant's sole cost and expense. Prior to commencing any Additional Work requested by Tenant, Landlord shall submit to Tenant a written statement of the cost of such Additional Work, which cost shall include the cost of all labor and materials, insurance premiums charged by contractors and a proposed Tenant Extra Order (the "TEO") for Additional Work in the standard form then in use by Landlord. If Tenant shall fail to enter into said TEO within three (3) days after Tenant's receipt thereof, Landlord shall proceed to do only the Work specified in the Working Drawings. Tenant agrees to pay to Landlord, concurrently with its execution of the TEO, the entire cost of the Additional Work as shown in the statement delivered by Landlord.


TENANT'S SECURITY
SYSTEM                          8.      Landlord agrees that Tenant shall have
                        the right to install security systems in the Building. Such installation shall be subject to the terms and conditions of the Lease, including, without limitation, the terms and conditions of Section 9 of the Lease. Upon completion of installation of such security system and delivery to Landlord of appropriate lien waivers and other reasonable evidence of completion and payment, Landlord shall reimburse Tenant up to $15,000.00 for costs and expenses incurred by Tenant in connection with installation of such security system. Said contribution from Landlord shall be in addition to Landlord's Contribution provided above. Tenant shall be responsible for operation and maintenance of such security system. Upon request of Landlord, Tenant shall remove such security system from the Building and repair any damage caused by such security system or its removal upon the expiration or earlier termination of this Lease.

ADDITIONAL PARKING              9.      Subject to the terms and conditions of
                        the Lease, including, without limitation, the terms and conditions of Section 9 of the Lease, and specifically subject to Tenant's compliance with all applicable laws, Tenant shall have the right to construct additional surface parking for the Building.

LEASE                           10.     The exculpatory provision set forth in
PROVISIONS              Section 25.N. of the Lease as well as  all other terms
INCORPORATED            and provisions of the Lease, insofar as they are
                        applicable to this Workletter, are hereby incorporated herein by this reference.

                            ATTACHMENT TO WORKLETTER

                               TENANT'S SPACE PLAN

                    TO BE PREPARED AND PROVIDED BY TENANT AND
                     SUBJECT TO LANDLORD REVIEW AND APPROVAL

                                    EXHIBIT B

                              RULES AND REGULATIONS


1. The sidewalks, entries, passages, elevators, stairways and other common areas of the Building shall not be obstructed or used for any other purpose than ingress and egress.

2. No additional locks shall be placed upon any doors in the Building; and the doors leading to the corridors shall be kept closed during business hours, except as they may be used for ingress and egress.

3. No draperies, shades or blinds visible from the exterior of the Building shall be installed unless the color, material, shape, style and size have been approved by Landlord, or Landlord's agent, in writing.

4. No awning, canopy, or the like shall be installed unless approved by Landlord or Landlord's agent, in writing.

5. No freight, furniture or other bulky matter of any description shall be moved into or out of the Building or carried in the elevators, stairways or through the windows of the Building except as approved in advance by Landlord or Landlord's agent, and at such times and in such manner as Landlord or Landlord's agent may direct. There shall not be used in any space, or in any public halls of the Building, either by Tenant or by jobbers or other, in the delivery or receipt of merchandise any hand track, except those equipped with rubber tires and side guards. No trash or other materials shall be left on the premises at any time unless it is retained in trash receptacles located within Tenant's designated space. During move-outs all trash shall be removed from the Premises at the Tenant's expense.

6. Tenant shall promptly remove from the public areas adjacent to the Building any of Tenant's property there delivered or deposited.

7. No parking is permitted in areas which are not properly designated as parking. Cars parked in "no parking" areas will be subject to being removed and stored at owner's expense.

8. No portable heater or fans should be used, maintained or operated within the Building unless Tenant shall have first obtained the prior written consent of Landlord or Landlord's agent.

9.      No animals shall be kept in or about the Building.

10. No room or rooms shall be occupied or used as sleeping or lodging apartments at any time, or for an immoral or illegal purposes under penalty of immediate cancellation of lease.

                                       B-1